Exhibit 1.1

Execution Version

PURCHASE AGREEMENT

July 13, 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

As Representative of the several Initial Purchasers

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Nexstar Escrow Corporation, a Delaware corporation (the “Escrow Issuer”) and wholly owned subsidiary of Nexstar Broadcasting Group, Inc., a Delaware corporation (“Parent”), proposes to issue and sell to the several Initial Purchasers named in Schedule I-A hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule I-A of its 5.625% Senior Notes due 2024 (the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes (the “Offering”). The Notes will be issued pursuant to an indenture to be dated as of July 27, 2016 (the “Indenture”), between the Escrow Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).

The Notes are being issued in connection with the merger (the “Merger”) of Parent, Media General, Inc. (“Media General”) and Neptune Merger Sub, Inc. (“Neptune”), pursuant to an Agreement and Plan of Merger, dated as of January 27, 2016 (the “Merger Agreement”). Promptly following the consummation of the Merger (the date of the consummation of the Merger, the “Merger Date”) on the Merger Date, the Escrow Issuer will merge with and into Nexstar Broadcasting, Inc. (the “Company” and together with the Escrow Issuer, the “Nexstar Parties”), with the Company as the surviving corporation (the “Escrow Merger”).

The Notes will be issued by the Escrow Issuer and will initially be unguaranteed. Upon the entering into of the Supplemental Indenture (as defined below), the Company will assume the obligations of the Escrow Issuer under the Notes and the Notes will be guaranteed on a senior unsecured basis by each of the Guarantors.

On or prior to the Closing Date (as defined below), the Escrow Issuer will enter into a customary escrow agreement (the “Escrow Agreement”), as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum, by and among the Escrow Issuer, with the Trustee and Deutsche Bank Trust Company Americas, as escrow agent (the “Escrow Agent”), and will deposit in cash into an escrow account (the “Escrow Account”) with the Escrow Agent, (a) the gross proceeds of the offering of the Notes (the “Proceeds”), (b) an additional amount (the “Additional Escrow Amount” and, together with the Proceeds, the “Escrow Funds”) which will be an amount equal to interest payable on the Notes from the Closing Date through July 31, 2016, subject to monthly extensions until March 31, 2017 and if applicable, a final extension until April 27, 2017, as described in the Escrow Agreement, such that the Escrow Funds are in an amount sufficient to redeem the Notes at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest from and including the Closing Date to, but excluding, the redemption date. The Escrow Issuer will also deposit cash into the Escrow Account for the estimated fees and expenses of the Escrow Agent as provided in the Escrow Agreement. If (i) the conditions described in the Escrow Agreement (the “Escrow Conditions”) shall not have been fulfilled by April 27, 2017, (ii) the Escrow Agent shall not have received the officer’s certificate described in the Escrow Agreement by April 27, 2017 or (iii) in the case of certain other circumstances, described in the Escrow Agreement, occurring prior to April 27, 2017, the Notes shall be mandatorily redeemed by the Issuer (the “Special Mandatory Redemption”). The Escrow Agreement shall provide that the Escrow Funds shall only be released pursuant to the terms of the Escrow Agreement. If, on or prior to April 27, 2017 as described in the Escrow Agreement, the Escrow Conditions are satisfied and the Escrow Agent receives the officer’s certificate described in the Escrow Agreement, the Escrow Agent shall release the Escrow Funds, less an amount equal to the Initial Purchasers’ Fees (as defined below) (the “Release Amount”), to or at the order of the Escrow Issuer, and shall release an amount equal to the Initial Purchasers’ Fees to the Representative on behalf of the Initial Purchasers (such release, the “Escrow Release”, and the date of such release, the “Escrow Release Date”). The Notes will be issued pursuant to the Indenture.

Upon consummation of the Escrow Merger, the Company and the Guarantors (as defined below) will (i) enter into a supplemental indenture to the Indenture (the “Supplemental Indenture”) with the Escrow Issuer and the Trustee pursuant to which (i) the Company will become the Issuer of the Notes and will assume all of the obligations of the Escrow Issuer under the Indenture and (ii) the Guarantors will guarantee such obligations effective as of and from the Merger Date. Following the Escrow Merger, the obligations of the Company, including the due and punctual payment of principal and interest on the Notes, will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by (i) the Guarantors and (ii) any subsidiary of the Company formed or acquired after the Closing Date that is required to provide a guarantee under the Indenture, and their respective successors and assigns, in each case, if and for so long as such entities are required to provide a guarantee under the Indenture. As used herein, the term “Guarantors” shall include (i) Parent, (ii) each person listed on Schedule I-B hereto (the “Nexstar Guarantors”) and (iii) Media General and each person listed on Schedule I-C (the “Media General Subsidiary Guarantors” and, together with Media General, the “Media General Guarantors”). The Notes and the Guarantees are herein collectively referred to as the “Securities”. While Parent (i) will unconditionally guarantee the Notes and (ii) is referred to as a “Guarantor” in this Agreement, Parent will not be considered a “Guarantor” under the Indenture and will not be subject to the covenants and other provisions of the Indenture, other than the provisions relating to the creation and other provisions of the Guarantee related thereto.

On the Merger Date, promptly following the consummation of the Merger, (i) the Escrow Issuer will merge with and into the Company with the Company continuing as the surviving corporation and (ii) the Company and each Guarantor, including Parent, will enter into a joinder agreement to this Agreement, substantially in the form of Annex II hereto (the “Joinder Agreement”), pursuant to which each of the Company, Parent and each other Guarantor will become a party to this Agreement. As used herein, references to the “Issuer” refer (i) prior to the consummation of the Escrow Merger, solely to the Escrow Issuer and (ii) from and after the consummation of the Escrow Merger, to the Company.

For purposes of this Agreement, the term “Transactions” means, collectively, the Merger and all other transactions related to the Merger as described in the Pricing Disclosure Package and the Final Offering Memorandum, including (i) the entry into of new senior credit facilities (the “New Credit Facilities”) of the Company and the Guarantors, together with any other documents, agreements or instruments delivered in connection therewith (collectively the “New Credit Facilities Documentation”) and (ii)(A) the repayment and termination of the existing credit facility of each of the Company, Marshall and Media General (the “Existing Credit Facilities”), (B) the redemption of Media General’s outstanding Notes due 2021 and (C) a change of control offer with respect to Media General’s outstanding Notes due 2022 (collectively, the “Refinancing”).

The Issuer understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulations S under the Securities Act (“Regulation S”)).

The Issuer has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated July 13, 2016 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated July 13, 2016 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement, taken together, are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Issuer will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

Notwithstanding anything in this Agreement to the contrary, the representations, warranties and agreements of the Guarantors contained in this Agreement shall not become effective until consummation of the Merger, at which time such representations, warranties and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement.

The Escrow Issuer hereby confirms its agreement with each of the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. (x) As of the date hereof and as of the Closing Date, the Escrow Issuer hereby represents, warrants and covenants (it being understood that, prior to the Merger Date, all representations and warranties of the Escrow Issuer with respect to Media General and its subsidiaries are made to the knowledge of the Escrow Issuer) to each Initial Purchaser and (y) upon execution of the Joinder Agreement on the Merger Date, the Issuer and the Guarantors, jointly and severally, hereby represent, warrant and covenant to each Initial Purchaser as follows; provided, however, that, upon execution of the Joinder Agreement, Mission Broadcasting, Inc. (“Mission”) makes no representations or warranties with respect to the Issuer, Parent or Parent’s subsidiaries, and the Nexstar Parties, Parent or Parent’s subsidiaries make no representations or warranties with respect to Mission (references in this Section 1 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (ii) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Nexstar Parties, the Guarantors, their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom none of the Nexstar Parties or the Guarantors make any representation or warranty) has, directly or indirectly, (i) solicited any offer to buy or offered to sell, nor will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act or (ii) engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Nexstar Parties, the Guarantors, their Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Nexstar Parties nor the Guarantors make any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Nexstar Parties, each of the Guarantors and their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Nexstar Parties nor the Guarantors make any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale Under Rule 144A. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and the Final Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(b), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuer in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. Neither any Nexstar Parties nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package, the Final Offering Memorandum, any electronic road show or other written communications, any other written communication approved in writing in advance by the Representative and except as provided for or allowed herein.

(e) Issuer Additional Written Communications. Neither any Nexstar Party nor any Guarantor has prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, (iii) any electronic road show or other written communications listed on Annex A hereto, and (iv) any other written communication approved in writing in advance by the Representative, in each case used in accordance with Section 3(a). Each such communication by the Nexstar Parties, the Guarantors or their agents and representatives pursuant to clauses (iii) and (iv) of the preceding sentence (each, an “Issuer Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuer Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuer in writing by any Initial Purchaser through the Representative expressly for use in any Issuer Additional Written Communication.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Escrow Issuer.

(h) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Escrow Issuer will, on the Closing Date, be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Escrow Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Escrow Issuer, enforceable against the Escrow Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (the “Enforceability Exceptions”). When the Supplemental Indenture has been duly executed and delivered by each of the parties thereto as provided in the Indenture, the Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Indenture, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. On or prior to the Merger Date, the Guarantees will have been duly authorized by each of the Guarantors and, when the Supplemental Indenture has been duly executed and delivered by each of the parties thereto as provided in the Indenture and upon the due execution, authentication, issuance and delivery of the Securities in accordance with the Indenture and their sale to, and payment therefor by, the Initial Purchasers as provided in this Agreement, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with the terms of the Indenture, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(i) Authorization of the Indenture. The Indenture has been duly authorized by the Escrow Issuer and, at the Closing Date, will have been duly executed and delivered by the Escrow Issuer and will (assuming the due authorization, execution and delivery thereof by the Trustee) constitute a valid and binding obligation of the Escrow Issuer enforceable against the Escrow Issuer in accordance with its terms, subject to the Enforceability Exceptions.

(j) Authorization of the Supplemental Indenture. On or prior to the Merger Date, the Supplemental Indenture will have been duly authorized, executed and delivered by the Company and each of the Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee) will constitute a valid and binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(k) Authorization of the Joinder Agreement. On or prior to the Merger Date, the Joinder Agreement will have been duly authorized, executed and delivered by the Company and each of the Guarantors and, when duly authorized, executed and delivered in accordance with its terms by each of the parties thereto other than the Company and the Guarantors, will constitute a valid and legally binding obligation of the Company and each of the Guarantors, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(l) Authorization of the Escrow Agreement. The Escrow Agreement has been duly authorized by the Escrow Issuer and, on the Closing Date, if the Closing Date occurs prior to the Merger Date, will have been duly executed and delivered by the Escrow Issuer, and, assuming due authorization, execution and delivery by the other parties thereto, will constitute a valid and legally binding agreement of, the Escrow Issuer, enforceable against the Escrow Issuer in accordance with its terms, subject to the Enforceability Exceptions. If the Closing Date occurs prior to the Merger Date, upon execution of the Escrow Agreement, the establishment of the Escrow Account, the issuance of the Securities and the deposit of the Escrow Funds in the Escrow Account by the Escrow Issuer, the first priority lien on and security interest in the Escrow Account and the Escrow Funds, granted in favor of the Trustee for the benefit of the holders of the Securities pursuant to the Escrow Agreement, will constitute a perfected security interest in the Escrow Account and the Escrow Funds, which will not be subject to any other lien, charge or encumbrance.

(m) Description of the Securities and the Indenture. The Securities, the Indenture and the Escrow Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(n) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto) and/or the documents incorporated by reference therein, subsequent to the date of the most recent financial statements of Parent and Media General (as applicable) included in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no Material Adverse Change (as hereinafter defined); (ii) none of the Company, Media General and their respective subsidiaries, considered as one entity, has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or material agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Nexstar Guarantor or any Media General Guarantor, except for dividends paid to the Company or any Nexstar Guarantor or to any Media General Guarantor, or any of their respective subsidiaries on any class of capital stock or membership or other equity interests, or repurchase or redemption by the Company, the Nexstar Guarantors, the Media General Guarantors or their respective subsidiaries of any class of capital stock or membership or other equity interests.

(o) Independent Accountants of the Company. PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of Parent filed with the Commission and included or incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(p) Independent Accountants of Media General. Deloitte and Touche, LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of Media General filed with the Commission and included or incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(q) Independent Accountants of LIN Media LLC. PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of LIN Media LLC (“LIN”) filed with the Commission and included or incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(r) Independent Accountants of Grant. Grant Thornton LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of Grant Company, Inc. (“Grant”) and included or incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(s) Independent Accountants of Mission. PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of Mission filed with the Commission and included or incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(t) Preparation of the Financial Statements. The consolidated financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth or incorporated by reference in the Offering Memorandum under the captions “Summary Historical Consolidated Financial and Other Data of Nexstar” and “Summary Historical Consolidated Financial and Other Data of Media General” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Offering Memorandum. The pro forma combined financial statements of the Parent and its subsidiaries and the related notes thereto included or incorporated by reference in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with Regulation S-X and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The statistical and market-related data and forward-looking statements included in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate and represent their good faith estimates that are made on the basis of data derived from such sources.

(u) Incorporation and Good Standing of the Issuer and the Guarantors. Each of the Nexstar Parties, the Guarantors and their respective subsidiaries has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, to the extent each is a party thereto, to enter into and perform their obligations under each of this Agreement, the Securities, the Indenture, the Supplemental Indenture, the Joinder Agreement and the Escrow Agreement, as applicable. Each of the Nexstar Parties, the Guarantors and their respective subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary of Parent has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Parent directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Offering Memorandum and/or the documents incorporated by reference therein and other than (i) the Escrow Agreement, (ii) prior to the Merger Date, those currently granted pursuant to the Existing Credit Facilities and (iii) from and after the Merger Date, the New Credit Facilities.

As used in this Agreement, the term “Material Adverse Change” means any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, Mission, Parent, Media General and their respective subsidiaries, considered as one entity.

(v) Capitalization. The capitalization of Parent is as set forth in the Offering Memorandum under the caption “Capitalization” in the “Actual basis with respect to Nexstar” column. All of the issued and outstanding shares of the common stock of the Company and Parent (the “Common Stock”) have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, Mission or Parent.

(w) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Nexstar Parties, the Guarantors or their respective subsidiaries is (i) in violation of its charter or by-laws, or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Nexstar Parties, the Guarantors or any of their respective subsidiaries, is a party or by which it or any of them may be bound or to which any of the property or assets of the Nexstar Parties, the Guarantors or any of their respective subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Applicable Actions (as defined below) (i) has been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, of the Nexstar Parties, the Guarantors or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance (other than the liens created by (i) the Escrow Agreement, (ii) the Existing Credit Facilities and (iii) the New Credit Facilities) upon any property or assets of any of the Nexstar Parties, any of the Guarantors or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to any of the Nexstar Parties, any of the Guarantors or any of their respective subsidiaries and (iv) will not require any prior consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, except such as have been obtained or made and are in full force and effect under the Securities Act, the rules and regulations of the Federal Communications Commission (“FCC”), applicable state securities or blue sky laws and except such as may be required in connection with perfecting security interests pursuant to (i) the Escrow Agreement, (ii) the Existing Credit Facilities and (iii) the New Credit Facilities.

As used herein, “Applicable Actions” refers to the consummation of the Transactions, the consummation of any other transactions contemplated by this Agreement and by the Offering Memorandum, the issuance and delivery of the Securities by the Escrow Issuer, the execution, delivery and performance of the Indenture by the Escrow Issuer, the execution, delivery and performance of the Escrow Agreement by the Escrow Issuer and the granting of liens and security interests to be granted pursuant to the Escrow Agreement and the execution, delivery and performance of the Joinder Agreement and the Supplemental Indenture by the Company and the Guarantors.

As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Nexstar Parties or any of their respective subsidiaries.

(x) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Issuer’s knowledge, threatened (i) against or affecting the Nexstar Parties, the Guarantors or any of their respective subsidiaries or (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Nexstar Parties, the Guarantors or any of their respective subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Nexstar Parties, the Guarantors or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Nexstar Parties, the Guarantors or their respective subsidiaries exists or, to the best of the Issuer’s knowledge, is threatened or imminent.

(y) Intellectual Property Rights. The Nexstar Parties, the Guarantors or their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. None of the Nexstar Parties, the Guarantors or their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. None of the technology employed by the Nexstar Parties, the Guarantors or their respective subsidiaries has been obtained or is being used by any of them in violation of any contractual obligation binding on it, or to the Nexstar Parties’ or the Guarantors’ knowledge, any of their officers, directors or employees or otherwise in violation of the rights of any person.

(z) All Necessary Permits, Etc. The Nexstar Parties, the Guarantors and each of their respective subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of the Nexstar Parties, the Guarantors nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(aa) FCC Licenses.

(i) The Nexstar Parties, the Guarantors and their respective subsidiaries hold such validly issued FCC licenses and authorizations as are necessary to operate their respective television stations (the “Stations”) as they are currently operated (collectively, the “FCC Licenses”), and each such FCC License is in full force and effect.

(ii) Neither the Nexstar Parties nor any Guarantor has knowledge of any condition imposed by the FCC as part of any FCC License, which condition is neither set forth on the face thereof as issued by the FCC nor contained in the rules and regulations of the FCC or the Communications Act of 1934, as amended (the “Communications Act”) applicable generally to stations of the type, nature, class or location of the Station in question. Each Station has been and is being operated in all material respects in accordance with the terms and conditions of the FCC Licenses applicable to it and the rules and regulations of the FCC and the Communications Act.

(iii) Except as set forth on Schedules III-C and III-D hereto, no proceedings are pending or to the knowledge of the Nexstar Parties or the Guarantors are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station or its operations, other than any matters which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change and proceedings affecting the television broadcasting industry in general.

(iv) Except as set forth on Schedules III-C and III-D hereto, all reports, applications and other documents required to be filed by the Nexstar Parties, the Guarantors and each of their respective subsidiaries with the FCC with respect to the Stations and the issuance and the sale of the Securities contemplated hereby have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither any Nexstar Party nor any Guarantor has knowledge of any matters that would reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition on the Nexstar Parties, the Guarantors or any of their respective subsidiaries of any material fines or forfeitures by the FCC, or which would reasonably be expected to result in the suspension, revocation, rescission, reversal or modification of any Station’s authorization to operate as currently authorized under the rules and regulations of the FCC and the Communications Act.

(v) There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations.

(bb) Network Affiliation Agreements. Each of the network affiliation agreements between the broadcast television stations owned or operated by the Nexstar Parties, the Guarantors or any of their respective subsidiaries and the applicable networks have been duly authorized, executed and delivered by the Nexstar Parties, the Guarantors or the respective subsidiaries and constitute valid and legally binding agreements of the respective parties thereto.

(cc) Local Services Agreements. The local service agreements (as such term is used in the Offering Memorandum , the “Local Service Agreements”) between the Nexstar Parties, the Guarantors or any of their respective subsidiaries and the other parties thereto have been duly authorized, executed and delivered by the Nexstar Parties, the Guarantors or their respective subsidiaries and constitute valid and legally binding agreements of the respective parties thereto.

(dd) Condition of Stations. All of the material properties, equipment and systems of the Nexstar Parties, the Guarantors and their respective subsidiaries, and the Stations owned and/or operated by them are, and all material properties, equipment and systems to be added in connection with any contemplated Station expansion or construction will be, in a condition which is sufficient for the operation thereof in accordance with the past practice of the Station in question, and are and will be in compliance with all applicable standards, rules or requirements imposed by (a) any governmental agency or authority, including, without limitation, the FCC and (b) any FCC License, in each case except where such noncompliance or condition could not reasonably be expected to result in a Material Adverse Change.

(ee) Title to Properties. The Nexstar Parties, the Guarantors and each of their respective subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(t) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except Permitted Liens (as such term is defined in the Offering Memorandum) or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Nexstar Parties, the Guarantors or any of their respective subsidiaries and other than those currently granted pursuant to the Existing Credit Facilities. The real property, improvements, equipment and personal property held under lease by the Nexstar Parties, the Guarantors or any of their respective subsidiaries are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Nexstar Parties, the Guarantors or any of their respective subsidiaries.

(ff) Tax Law Compliance. The Nexstar Parties, the Guarantors and their respective subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid (other than those being contested in good faith and by appropriate proceedings) by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except with respect to any such state or foreign taxes where such failure to make such filings or pay such taxes would not result in a Material Adverse Change. The Company and Media General, as applicable, have made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(t) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Nexstar Parties, the Guarantors or any of their consolidated subsidiaries, as the case may be, has not been finally determined.

(gg) Escrow Issuer, Company and Guarantors are not “Investment Companies.” None of the Nexstar Parties and none of the Guarantors is, and after receipt of payment for the Securities and application of such proceeds as described in the Pricing Disclosure Package and Final Offering Memorandum will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Nexstar Parties and Guarantors will conduct their respective businesses in a manner so that they will not become subject to the Investment Company Act.

(hh) Insurance. The Nexstar Parties, the Guarantors and their respective subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by the Nexstar Parties, the Guarantors or their respective subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Issuer has no reason to believe that they, the Guarantors or any of their respective subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. None of the Nexstar Parties, the Guarantors or any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ii) Solvency. The Company and each of the Guarantors is, and immediately after the consummation of the Merger and the other Transactions will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair saleable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature in the normal course of business and (iv) such person does not have unreasonably small capital.

(jj) No Price Stabilization or Manipulation. None of the Nexstar Parties or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Nexstar Parties to facilitate the sale or resale of the Securities.

(kk) Disclosure Controls and Procedures. Each of Parent, Mission and Media General maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by each of Parent, Mission and Media General in reports that they respectively file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to each of their respective management as appropriate to allow timely decisions regarding required disclosure. Parent, Mission and Media General have each carried out evaluations of the effectiveness of their disclosure controls and procedures as and when required by Rule 13a-15 of the Exchange Act.

(ll) Accounting Controls. Parent, Mission, Media General and their respective subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of Parent, Mission or Media General is aware of any material weaknesses or significant deficiencies in its respective internal controls.

(mm) ERISA Compliance. The Nexstar Parties, the Guarantors and their respective subsidiaries, and each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Nexstar Parties, the Guarantors, their respective subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance in all material respects with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations, and published interpretations thereunder (the “Code”). “ERISA Affiliate” means, with respect to the Nexstar Parties, the Guarantors or any of their respective subsidiaries, any member of a group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Nexstar Parties, the Guarantors or any of their respective subsidiaries is a member. No “reportable event” (as described in Section 4043(c) of ERISA), other than any such event for which the 30-day notice requirement has been waived pursuant to applicable regulations has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Nexstar Parties, the Guarantors, any of their respective subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Nexstar Parties, the Guarantors, any of their respective subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have a material “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(16) and 4001(a)(18) of ERISA). Neither the Nexstar Parties, the Guarantors, any of their respective subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Nexstar Parties, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or a favorable determination letter has been requested within the applicable remedial amendment period), and nothing has occurred, whether by action or failure to act, which would adversely affect the qualified status of such plan. Except as disclosed in the Offering Memorandum and/or the documents incorporated by reference therein, there has not been, nor is there reasonably likely to be, a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently complete fiscal year. For the purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Issuer may have any liability. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve a prohibited transaction that is subject to section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

(nn) Regulation S. The Nexstar Parties, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Nexstar Parties and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States.

(oo) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Nexstar Parties, the Guarantors or any of their respective subsidiaries to or for the benefit of any of the officers or directors of the Nexstar Parties, the Guarantors or any of their respective subsidiaries or any of the members of any of them, except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum and/or the documents incorporated by reference therein.

(pp) No Unlawful Contributions or Other Payments. Neither the Nexstar Parties, the Guarantors, nor any of their respective subsidiaries nor, to the knowledge of the Nexstar Parties or the Guarantors, any director, officer, agent, employee or affiliate of the Nexstar Parties or the Guarantors or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Nexstar Parties, the Guarantors, their subsidiaries and, to the knowledge of the Nexstar Parties and the Guarantors, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(qq) No Conflict with Money Laundering Laws. The operations of the Nexstar Parties, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Nexstar Parties, the Guarantors or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Nexstar Parties and the Guarantors, threatened.

(rr) No Conflict with Sanctions Laws. None of the Nexstar Parties, the Guarantors, nor any of their respective subsidiaries nor, to the knowledge of the Nexstar Parties or the Guarantors, any director, officer, agent, employee or affiliate of the Nexstar Parties, the Guarantors or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State (collectively “Sanctions”), nor are the Nexstar Parties, the Guarantors or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Nexstar Parties and the Guarantors will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan, Crimea or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by an officer of any Nexstar Party, or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Nexstar Party or such Guarantor to the Initial Purchasers as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Escrow Issuer agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements of the Escrow Issuer (and, upon execution of the Joinder Agreement, the Company and the Guarantors) set forth herein, and upon the terms but subject to the conditions herein set forth, each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Escrow Issuer the principal amount of Securities set forth opposite its name on Schedule I-A, at the purchase price of 100% of the principal amount thereof, plus accrued interest from July 27, 2016 to the Closing

Date; provided, however, that, (A) if the Merger occurs on the Closing Date (with no Proceeds deposited into escrow), the Proceeds may be reduced by the Initial Purchasers’ Fees with respect to the applicable Securities for which such fee is payable and (B) in the event the Proceeds are deposited into escrow pending the consummation of the Merger, the Proceeds shall not be reduced by the Initial Purchasers’ Fees (and the Initial Purchasers’ Fees will only become earned and payable at the earlier of (x) September 23, 2016 and (y) upon the release of the Proceeds from escrow to finance the Merger in accordance with the Escrow Agreement). The Escrow Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) Unless such fee is paid on an earlier date pursuant to Section 2(a) above, if the Merger is consummated after the Closing Date and the Proceeds are released from escrow to finance the Merger in accordance with the Escrow Agreement, as part of the release of Escrow Funds, an amount equal to 1.50% of the principal amount of the Notes issued on the Closing Date (the “Initial Purchasers’ Fees”), which represent the commissions that become due and payable to the Initial Purchasers upon the foregoing circumstances, will be paid out of the Escrow Funds on the Escrow Release Date by the Escrow Agent to the account(s) specified by the Initial Purchasers. If the Merger is consummated on the Closing Date (with no Proceeds deposited into escrow), the Initial Purchasers’ Fees shall be paid to the Initial Purchasers on the Closing Date and may be paid by deduction from the respective purchase prices set forth in Section 2(a) above. For the avoidance of doubt, no Initial Purchasers’ Fees shall be payable if the Proceeds are deposited into escrow and the release of the Escrow Funds occurs in connection with a Special Mandatory Redemption, unless such fee has been paid pursuant to Section 2(a) above prior to the date of the Special Mandatory Redemption.

(c) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Issuer and the Representative) at 9:00 a.m. New York City time, on July 27, 2016, or such other time as the Representative shall designate by notice to the Escrow Issuer (the time and date of such closing are called the “Closing Date”).

(d) Delivery of the Securities. The Escrow Issuer shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers certificates for the Notes on the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuer that:

(i) it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act;

(iii) it has not and will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

(iv) with respect to offers and sales outside the United States, it has offered the Securities and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, only to those it reasonably believes to be Qualified Institutional Buyers in accordance with Rule 144A or in accordance with Rule 903 of Regulation S. Accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v) the Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, will not, use, authorize the use of, refer to or distribute any material in connection with the offering and sale of the Securities other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, (ii) any written communication that does not contain any “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any written communication listed on Annex A hereto or prepared pursuant to Section 3(b) below (including any electronic road show), (iii) any written communication prepared by such Initial Purchaser and approved by the Issuer in writing, or (iv) any written communication relating to or that contains the preliminary and/or final terms of the Securities or their offering and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum; and

(vi) for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5, counsel for the Issuer may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in this Section 2 (including Annex I hereto), and each Initial Purchaser hereby consents to such reliance.

SECTION 3. Additional Covenants. The Escrow Issuer (and, on the Merger Date upon the execution and delivery of the Joinder Agreement, the Company and the Guarantors, jointly and severally) further covenant(s) and agree(s) with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Issuer Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Issuer will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. Except as provided for or allowed herein, the Issuer will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Issuer will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Issuer Additional Written Communication, the Issuer will, and, as applicable, will use commercially reasonable efforts to cause Media General to, furnish to the Representative a copy of such written communication for review and will not and, as applicable, will use commercially reasonable efforts to cause Media General to not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Issuer and the Guarantors will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Issuer and, on the Merger Date upon execution and delivery of the Joinder Agreement, the Guarantors agree to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Escrow Issuer hereby expressly acknowledges (and, on the Merger Date upon the execution and delivery of the Joinder Agreement, the Company and the Guarantors hereby expressly acknowledge) that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c) Copies of the Final Offering Memorandum. The Issuer agrees to furnish to the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. The Issuer and, on the Merger Date upon execution and delivery of the Joinder Agreement, each of the Guarantors shall cooperate with the Representative and counsel for the Representative to qualify or register the Securities for offer and sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Issuer nor any Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Issuer will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer and each of the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Issuer shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Issuer will cooperate with the Initial Purchasers and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Issuer or the Guarantors are not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Issuer shall furnish, at its expense, upon request, to holders and beneficial owners of the Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d)(4).

(h) Agreement Not to Offer or Sell Additional Securities. During the period of 30 days following the Escrow Release Date, neither the Issuer nor the Guarantors will, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract to sell, or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities of the Issuer or the Guarantors (other than as contemplated by this Agreement, the Merger Agreement or the Offering Memorandum).

(i) No Integration. The Issuer agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Issuer of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuer to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j) No General Solicitation or Directed Selling Efforts. The Issuer agrees that it will not and will not permit any of its Affiliates or any other person acting on their behalf or their Affiliates’ behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuer will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k) No Restricted Resales. The Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(l) Legended Securities. Each certificate for a Note will bear the legend contained in Section 7(c).

(m) Escrow Security Interest Perfection. The Escrow Issuer will (i) complete or deliver to the Escrow Agent on the Closing Date all filings and take all other similar actions required in connection with the perfection of first-priority security interests in the Escrow Funds as and to the extent required by the Escrow Agreement and the Indenture and (ii) take all actions necessary to maintain such security interests and to perfect first-priority security interests in any Escrow Funds acquired after the Closing Date, in each case as and to the extent required by the Escrow Agreement and the Indenture.

(n) Execution of the Joinder Agreement and the Supplemental Indenture. Upon consummation of the Merger, each of the Company and the Guarantors shall become a party to (i) this Agreement by executing the Joinder Agreement and (ii) the Indenture by executing the Supplemental Indenture.

(o) Payment of Initial Purchasers’ Fees. Unless paid prior to such date pursuant to Section 2(a), the Escrow Issuer and the Company will cause the Escrow Agent to pay to the Initial Purchasers the Initial Purchasers’ Fees immediately upon the release of the Escrow Funds in accordance with the terms of the Escrow Agreement, other than in connection with the Special Mandatory Redemption, in which case no Initial Purchasers’ Fees shall be due and payable unless paid prior to such date pursuant to Section 2(a).

The Representative, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by any Nexstar Party or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Issuer agrees to pay or, in respect of Media General’s and LIN’s fees and expenses in clause (iii) of this Section 4, reimburse, all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities, (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Nexstar Parties’ and the Guarantors’ counsel, independent public or certified public accountants and other advisors, and all fees and expenses of Mission’s, Media General’s, LIN’s and Grant’s independent public or certified public accountants pertaining to the financial statements and supporting schedules of Mission, Media General, LIN or Grant, as applicable, and included or incorporated by reference in the Final Offering Memorandum, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Indenture and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Issuer, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky or the provincial laws of Canada and, if requested by the Initial Purchasers, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Escrow Agent and the Trustee, including the fees and disbursements of counsel for the Escrow Agent and the Trustee in connection with the Indenture, the Supplemental Indenture, the Escrow Agreement and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuer and the Guarantors in connection with the approval of the Securities by the Depositary for “book-entry” transfer and (x) 50% of all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Section 6 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Escrow Issuer (or, if the Merger is consummated on or prior to the Closing Date and upon execution of the Joinder Agreement, the Company and the Guarantors) set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Escrow Issuer of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter of the Company and Mission . On the date hereof, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company and Mission, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and PricewaterhouseCoopers LLP, covering the financial information included or incorporated by reference in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and PricewaterhouseCoopers LLP, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information included or incorporated by reference in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than two days prior to the Closing Date.

(b) Accountants’ Comfort Letter of Media General. On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for Media General, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and Deloitte & Touche LLP, covering the financial information included or incorporated by reference in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and Deloitte & Touche LLP, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information included or incorporated by reference in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than two days prior to the Closing Date.

(c) Accountants’ Comfort Letter of LIN. On the date hereof, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for LIN, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and PricewaterhouseCoopers LLP, covering the financial information included or incorporated by reference in the Pricing Disclosure Package and other customary matters.

(d) Accountants’ Comfort Letter of Grant. On the date hereof, the Initial Purchasers shall have received from Grant Thornton LLP, the independent registered public accounting firm for Grant, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and Grant Thornton LLP, covering the financial information included or incorporated by reference in the Pricing Disclosure Package and other customary matters relating to Grant.

(e) No Material Adverse Change or Ratings Agency Change.

(i) for the period from and after the date of the most recent financial statements of the Company or Media General (as applicable) included in the Final Offering Memorandum (exclusive of any amendment or supplement thereto) and prior to the Closing Date, in the judgment of the Representative, there shall not have occurred any Material Adverse Change; and

(ii) for the period from and after the date of this Agreement and prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Issuer, the Guarantors or any of their respective subsidiaries by any “nationally recognized statistical rating organization” as such term is used in relation to Section 3(a)(62) of the Exchange Act.

(f) Opinion of Counsel for the Issuer. On the Closing Date, the Initial Purchasers shall have received the opinion of Kirkland & Ellis LLP, counsel for the Issuer, dated as of such Closing Date, substantially in the form agreed upon by Kirkland & Ellis LLP and the Representative.

(g) Opinion of Regulatory Counsel for the Issuer. On the Closing Date, the Initial Purchasers shall have received the opinion of Wiley Rein LLP, special regulatory counsel for the Issuer, dated as of such Closing Date, substantially in the form agreed upon by Wiley Rein LLP and the Representative.

(h) Opinion of Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(i) Officer’s Certificate. On the Closing Date, the Initial Purchasers shall have received written certificates executed by an executive officer of the Escrow Issuer who has specific knowledge of the Escrow Issuer’s financial matters, as applicable, and is satisfactory to the Representative, dated as of the Closing Date, to the effect that:

(i) for the period from and after the date of the most recent financial statements of Parent and Media General included or incorporated by reference in the Final Offering Memorandum (exclusive of any amendment or supplement thereto) and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii) for the period from and after the date of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Nexstar Parties, the Guarantors or any of their respective subsidiaries by any “nationally recognized statistical rating organization” is used in relation to Section 3(a)(62) of the Exchange Act;

(iii) the representations and warranties of the Escrow Issuer (or, if the Merger is consummated on or prior to the Closing Date and upon execution of the Joinder Agreement, the Company and the Guarantors) set forth in Section 1 of this Agreement were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iv) the Escrow Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(j) CFO Certificate. On the date hereof, the Initial Purchasers shall have received a written certificate of the Chief Financial Officer of the Escrow Issuer, in form and substance as agreed with counsel for the Initial Purchasers and dated the date hereof, regarding certain financial information contained in the Pricing Disclosure Package.

(k) Joinder Agreement. If the Merger Date occurs on or prior to the Closing Date, substantially concurrently with the issue and sale of the Securities to the Initial Purchasers and promptly after the consummation of the Merger on the Merger Date, the Company and each of the Guarantors shall have executed and delivered the Joinder Agreement, and the Initial Purchasers shall have received executed copies thereof.

(l) Supplemental Indenture. If the Merger Date occurs on or prior to the Closing Date, substantially concurrently with the issue and sale of the Securities to the Initial Purchasers and promptly after the consummation of the Merger on the Merger Date, the Company and the Guarantors shall have executed and delivered the Supplemental Indenture and the Initial Purchasers shall have received executed copies thereof.

(m) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

(n) Escrow, Merger and Fees. If the Merger is not consummated on or prior to the Closing Date, (A) the Escrow Issuer, the Trustee and the Escrow Agent shall have executed the Escrow Agreement and the Initial Purchasers shall have received an executed copy thereof, (B) the Escrow Agent shall have established the Escrow Account and shall have provided to the Initial Purchasers evidence thereof reasonably satisfactory to the Initial Purchasers, (C) the Escrow Issuer shall have deposited, or directed to be deposited, the Escrow Funds in the Escrow Account and (D) all other actions to be taken under the Escrow Agreement by the Escrow Issuer on or prior to the Closing Date in order to effect the escrow arrangements contemplated by the Time of Sale Information shall have been taken.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuer or the Guarantors to perform any agreement herein or to comply with any provision hereof, the Issuer agrees to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, but not limited to, reasonable fees and disbursements of counsel, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Issuer (and, on the Merger Date upon the execution and delivery of the Joinder Agreement each of the Guarantors), on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Escrow Issuer, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF NEXSTAR ESCROW CORPORATION THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF NEXSTAR ESCROW CORPORATION SO REQUESTS), (ii) TO NEXSTAR ESCROW CORPORATION, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuer or the Guarantors for any losses, damages or liabilities suffered or incurred by the Issuer or the Guarantors, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. The Escrow Issuer, and, upon execution of a Joinder Agreement on the Merger Date, the Company and each of the Guarantors that has executed and delivered a Joinder Agreement jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuer), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Escrow Issuer or the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer may otherwise have.

(b) Indemnification of the Issuer and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Nexstar Parties and each Guarantor that has executed and delivered a Joinder Agreement, each of their respective directors and each person, if any, who controls the Nexstar Parties or any such Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer, any such Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Nexstar Parties, any such Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuer, any such Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Escrow Issuer (and on the Merger Date upon execution and delivery of the Joinder Agreement, the Guarantors) hereby acknowledge that, for purposes of this entire Agreement, the only information that the Initial Purchasers through the Representative have furnished to the Escrow Issuer or the Company, as the case may be, expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third sentence in the sixth paragraph, concerning market-making, and the ninth and tenth paragraphs, concerning short positions, under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), approved by the indemnifying party (Merrill Lynch in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Nexstar Parties and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Nexstar Parties and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Nexstar Parties and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Escrow Issuer and the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Nexstar Parties and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Nexstar Parties and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Escrow Issuer (and on the Merger Date upon the execution of a Joinder Agreement, the Company and the Guarantors) and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule I-A. For purposes of this Section 9, each affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Nexstar Parties or any Guarantor, and each person, if any, who controls the Nexstar Parties or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Nexstar Parties and the Guarantors.

SECTION 10. Termination of This Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Issuer if at any time (i) trading or quotation in any of the Escrow Issuer’s, the Company’s or the Guarantors’ Securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on any such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities or a material disruption has occurred in the securities settlement or clearance services in the United States; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package and Final Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Nexstar Parties or a Guarantor shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Nexstar Parties or any Guarantor regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (A) the Nexstar Parties or any Guarantor to any Initial Purchaser, except that the Nexstar Parties and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (B) any Initial Purchaser to the Escrow Issuer or the Company, or (C) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Escrow Issuer, the Company the Guarantors, each of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Nexstar Parties, the Guarantors, or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Attention: Legal Department

If to the Escrow Issuer, the Company or any Guarantor:

Nexstar Broadcasting, Inc.

545 East John Carpenter Freeway, Suite 700

Irving, Texas 75062

Facsimile: (972) 373-8800

Attention: Thomas E. Carter

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-6460

Attention: Joshua N. Korff, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Courts that any such Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule I-A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuer for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case, either the Initial Purchasers or the Issuer shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 18. Any action taken under this Section 18 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 19. No Advisory or Fiduciary Responsibility. The Escrow Issuer (and on the Merger Date upon execution and delivery of the Joinder Agreement, each of the Company and the Guarantors) acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Escrow Issuer, on the one hand, and the several Initial Purchasers, on the other hand, and the Escrow Issuer is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Nexstar Parties and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Nexstar Parties and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Nexstar Parties and the Guarantors on other matters) or any other obligation to the Nexstar Parties and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Nexstar Parties and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Nexstar Parties and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Escrow Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty in connection with the Securities.

SECTION 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery as a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, NEXSTAR ESCROW CORPORATION

By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED Acting on behalf of itself and as the Representative of the several Initial Purchasers named in the attached Schedule I-A.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Neil Kahrim
	Name:	Neil Kahrim
	Title:	Director

SCHEDULE I-A

The purchase price shall be equal to 100% of the principal amount, plus accrued interest from July 27, 2016 to the Closing Date.

Initial Purchasers	Aggregate Principal amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$337,500,000
Credit Suisse Securities (USA) LLC	$135,000,000
Deutsche Bank Securities Inc.	$135,000,000
SunTrust Robinson Humphrey, Inc.	$90,000,000
Barclays Capital Inc.	$67,500,000
Wells Fargo Securities, LLC	$67,500,000
Capital One Securities, Inc.	$22,500,000
Fifth Third Securities, Inc.	$22,500,000
MUFG Securities Americas Inc.	$22,500,000

$900,000,000

Sch. I-A-1

SCHEDULE I-B

Mission Broadcasting, Inc.

Sch. I-B-1

SCHEDULE I-C1

MGOC, Inc. (f/k/a Media General, Inc.)

Birmingham Broadcasting Co., Inc.

Birmingham Broadcasting (WVTM-TV), LLC

Blockdot, Inc.

MGDT, Inc.

Media General Communications Holdings, LLC

Media General Communications, Inc.

Media General Operations, Inc.

NES II, Inc.

Professional Communications Systems, Inc.

Virginia Paper Manufacturing Corp.

Media General Broadcasting, LLC

Young Broadcasting Shared Services, Inc.

LAT, Inc.

YBT, Inc.

YBK, Inc.

Young Broadcasting of Albany, Inc.

Young Broadcasting of Davenport, Inc.

Young Broadcasting of Green Bay, Inc.

Young Broadcasting of Knoxville, Inc.

Young Broadcasting of Lansing, Inc.

Young Broadcasting of Louisiana, Inc.

Young Broadcasting of Rapid City, Inc.

[1]	Subject to change based on corporate restructuring.

Sch. I-C-1

Young Broadcasting of Richmond, Inc.

Young Broadcasting of San Francisco, Inc.

Young Broadcasting of Sioux Falls, Inc.

Young Broadcasting of Nashville LLC

WATE, G.P.

KLFY, L.P.

WKRN, G.P.

Young Broadcasting, LLC

WHTM Acquisition LLC

Indiana Broadcasting, LLC

WAVY Broadcasting, LLC

WIVB Broadcasting, LLC

WTNH Broadcasting LLC

WWLP Broadcasting, LLC

WOOD License Co., LLC

TVL Broadcasting LLC

TVL Broadcasting of Rhode Island, LLC

LIN Studios, LLC

WDTN Broadcasting, LLC

WOOD Television LLC

LIN of Alabama, LLC

LIN of Colorado LLC

LIN of New Mexico, LLC

LIN of Wisconsin, LLC

LIN License Company, LLC

Primeland LLC

Sch. I-C-1

North Texas Broadcasting LLC

KXTX Holdings LLC

LIN Television of Texas, L.P.

KXAN LLC

LIN Television of Texas, Inc.

LIN Digital Media LLC

LIN Digital LLC

LIN Mobile, LLC

Federated Media Publishing LLC

Dedicated Media, Inc.

Sch. I-C-1

SCHEDULE III-C

Station FCC Matters of Nexstar Broadcasting, Inc.

WATN-TV, Memphis, TN

On December 30, 2014, in response to a routine due diligence request submitted by counsel to Nexstar, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against WATN-TV.

KTVX, Salt Lake City, Utah

On December 30, 2014, in response to a routine due diligence request submitted by counsel to Nexstar, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against KTVX.

One or more of the Nexstar Parties or the Guarantors has submitted applications for participation in the FCC reverse broadcast incentive auction to be conducted pursuant to Section 6403 of the Middle Class Tax Relief and Job Creation Act of 2012 (Pub. L. No. 112-96, § 6403, 126 Stat. 156, 225-230 (2012)), codified at 47 U.S.C. § 1452, which began on May 31, 2016 (“FCC Incentive Auction”). As a result of search participation one or more of the Nexstar Parties or the Guarantors may be required to surrender a FCC License to the FCC in exchange for monetary compensation to be paid by the FCC for such FCC License. In addition, one or more of the Nexstar Parties’ or Guarantors’ FCC Licenses, which are not surrendered to the FCC in exchange for a monetary payment, may be modified by the FCC in connection with a repacking of television stations at the conclusion of the FCC Incentive Auction.

Sch. III-C-1

SCHEDULE III-D

Station FCC Matters of Mission Broadcasting, Inc.

One or more of the Nexstar Parties or the Guarantors has submitted applications for participation in the FCC reverse broadcast incentive auction to be conducted pursuant to Section 6403 of the Middle Class Tax Relief and Job Creation Act of 2012 (Pub. L. No. 112-96, § 6403, 126 Stat. 156, 225-230 (2012)), codified at 47 U.S.C. § 1452, which began on May 31, 2016 (“FCC Incentive Auction”). As a result of search participation one or more of the Nexstar Parties or the Guarantors may be required to surrender a FCC License to the FCC in exchange for monetary compensation to be paid by the FCC for such FCC License. In addition, one or more of the Nexstar Parties’ or Guarantors’ FCC Licenses, which are not surrendered to the FCC in exchange for a monetary payment, may be modified by the FCC in connection with a repacking of television stations at the conclusion of the FCC Incentive Auction.

Sch. III-D-1

ANNEX A

Roadshow dated July 13, 2016.

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

Annex II

[Form of Joinder Agreement]

NEXSTAR ESCROW CORPORATION,

(to be merged with and into)

NEXSTAR BROADCASTING, INC.

$900,000,000 5.625% Senior Notes due 2024

JOINDER TO THE PURCHASE AGREEMENT

[                     ], 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

As Representative of the

several Initial Purchasers listed

in Schedule I-A to the Purchase Agreement

Ladies and Gentlemen:

Reference is made to the Purchase Agreement (the “Purchase Agreement”) dated July 13, 2016, initially among Nexstar Escrow Corporation, a Delaware corporation (the “Escrow Issuer”) and wholly owned subsidiary of Nexstar Broadcasting Group, Inc., a Delaware corporation (“Parent”), and you, as Representative for the Initial Purchasers, concerning the purchase of Securities (as defined in the Purchase Agreement) from the Escrow Issuer by the Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. This is the Joinder Agreement (this “Agreement”) referred to in the Purchase Agreement.

The Company and each of the Guarantors listed on Schedule I hereto agrees that this Agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and to induce the Initial Purchasers to purchase the Securities thereunder. For the avoidance of doubt, while Parent (i) will unconditionally guarantee the Notes and (ii) is referred to as a “Guarantor” in this Agreement, Parent will not be considered a “Guarantor” under the Indenture and will not be subject to the covenants and other provisions of the Indenture, other than the provisions relating to the creation and other provisions of the Guarantee related thereto. This Agreement is being executed on the Merger Date, promptly following the consummation of the Merger.

1. Joinder. Each of the parties hereto hereby agrees to become bound by the terms, conditions and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein as Issuer or a Guarantor (as the case may be) and as if such party executed the Purchase Agreement on the date thereof.

2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors party hereto represents and warrants to, and agrees with, the Initial Purchasers on and as of the date hereof that:

(a) The Company and each Guarantor has the corporate or limited liability power to execute and deliver this Agreement and all corporate or limited liability action required to be taken by each of them for the due and proper authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this Agreement has been duly authorized, executed and delivered by the Company and each Guarantor party hereto and constitutes a valid and legally binding agreement the Company and each Guarantor party hereto, enforceable against the Company and each Guarantor party hereto in accordance with its terms, except to the extent that such enforceability may be limited by the Enforceability Exceptions and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(b) the representations, warranties and agreements of the Company and the Guarantors set forth in Section 1 of the Purchase Agreement are true and correct on and as of the date hereof.

3. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

5. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, NEXSTAR BROADCASTING, INC.

By:
Name:
Title:

NEXSTAR BROADCASTING GROUP, INC.

By:
Name:

[ ]

By:
Name:

Schedule I

Guantors2

Guarantor Name	State or Other Jurisdiction of Incorporation or Organization

[2]	To match Schedules I-B and I-C to the Purchase Agreement.

D-4